Exhibit 99.1

AVENUE GROUP ELECTS LEVI MOCHKIN AS ITS PRESIDENT AND CHIEF EXECUTIVE OFFICER

SHERMAN OAKS CALIFORNIA – October 9, 2003. Avenue Group, Inc. (OTCBB:AVNU) (the “Company”) announced today that it has elected Levi Mochkin, as a Director and as its President and Chief Executive Officer. Mr. Mochkin was also elected as the Chief Executive Officer of the Company's wholly-owned subsidiary, Avenue Energy, Inc. where he continues to serve as a Director. Daniel Aharonoff, resigned as the Company's President and a Director; though he remains the Chief Executive Officer of the Company's 50% owned subsidiary, VideoDome.com Networks, Inc and has been elected Executive Vice President of Information Technology of the Company.

Mr. Aharonoff stated "Mr. Mochkin has been actively working with the Company's subsidiary Avenue Energy for almost a year. His election as the Company's Chief Executive Officer and President recognizes the pivotal role he has played in the development of Avenue Energy as well as the role that oil and gas activities will have in the Company’s immediate future.

About Us

Avenue Group, Inc., a Delaware corporation, was established in February 1999. The Company's wholly owned subsidiary, Avenue Energy, Inc. was formed to broaden the Company's strategic focus and pursue potential growth and investment strategies in the oil and gas sector. Avenue Energy’s activities to date have predominantly been in the Republic of Turkey, where it has entered into agreements with the Sayer Group, experienced oil and gas exploration and operating professionals. Pursuant to these agreements, Avenue Energy currently has a 45% interest in the Tosun License and the Karakilise License, which following a recent discovery, is producing oil from the Karakilise-1 well. The Company also has options to acquire similar interests in up to 30 other oil and gas properties in Turkey. The Company is also engaged in e-commerce and digital media businesses through its equity interests in several other companies, including: VideoDome.com Networks, Inc, Stampville.com, Inc. and ROO Media Corporation.

Certain information contained in this Press Release is considered forward looking statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"), which became law in December, 1995. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, we wish to caution investors and prospective investors about significant factors which, among others, have in some cases affected our actual results and are in the future likely to affect our actual results and cause them to differ materially from those expressed in any such forward-looking statements. This Press Release contains forward-looking statements relating to future operational and business prospects. Actual results may differ as a result of factors over which we have no control, including general economic and business conditions; competition; success of operating initiatives; operating costs; advertising and promotional efforts; the existence or absence of adverse publicity; changes in business strategy or development plans; the ability to retain management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; labor and employment benefit costs; changes in, or failure to comply with various government regulations; slower than anticipated completion of research and development projects and movements in the foreign exchange rate. Future results with respect to oil and gas properties would be subject to the timing and amount of capital expenditures by us; drilling of wells; timing and amount of future production of oil and gas; operating costs and other expenses; cash flow and anticipated liquidity; prospect development and property acquisitions; and our marketing of oil and gas. Other factors which could affect our results with respect to its future oil and gas operation are the consummation of our acquisition of an interest in Anzoil (Thailand) Pty Ltd and the timing of such transaction. These other factors include, among others: general economic conditions; oil and gas price volatility; our ability to find, acquire, market, develop and produce new properties; the risks associated with acquisitions and exploration; operating hazards attendant to the oil and gas business; downhole drilling and completion risks that are generally not recoverable from third parties or insurance; uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures; potential mechanical failure or underperformance of significant wells; the strength and financial resources of our competitors and our ability to find and retain skilled personnel.

CONTACT: Spire Financial Communications
(Investor Relations)
Dave Bolink, 403-264-0101
contact@spirefinancial.com

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OTC Consulting & Financial Services
(Investor Relations Europe)
Jan-Eric Soetbeer, +49 (0) 451-498-9210
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